[LETTERHEAD OF CLIFFORD CHANCE US LLP]

September 29, 2008

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Morgan Stanley Global Advantage Fund (the “Fund”)
Securities Act File No. 333-38297
Post-Effective Amendment No. 16
Investment Company Act No. 811-8455
Amendment No. 17

Dear Sir or Madam:

In connection with the filing of Post-Effective Amendment No. 16 to this Fund’s Registration Statement on Form N-1A, we hereby represent, pursuant to Rule 485(b), that the said Post-Effective Amendment No. 16 filed pursuant to Rule 485(b) under the Securities Act of 1933 does not contain any disclosures which would render it ineligible to become effective pursuant to said Rule 485(b).

Very truly yours,

/s/ Stuart Strauss
Stuart Strauss